Exhibit 5.1

GREENBERG TRAURIG, LLP

The MetLife Building

200 Park Avenue

New York, NY 10166

June 2, 2004

Board of Directors

Seitel, Inc.

10811 South Westview Circle Drive

Suite 100, Building C

Houston, Texas 77043

Re:	Registration Statement on Form S-1 (No. 333-113446) of Seitel, Inc.

Gentlemen:

We have acted as counsel to Seitel, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-1 (No. 333-113446) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 10, 2004 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and each of Amendment Nos. 1, 2 and 3 thereto filed with the Commission on April 23, 2004, May 18, 2004, and June 2, 2004, respectively (the “Registration Statement”). The Registration Statement registers under the Securities Act (i) the issuance and distribution by the Company to its stockholder of record 25,375,683 warrants (the “Stockholder Warrants”) to purchase 125,000,000 of the Company’s reorganized common stock, $0.01 par value (the “Common Stock”), at 60 cents per share, and (ii) 125,000,00 shares of Common Stock issuable upon the exercise of the Stockholder Warrants or, to the extent the Stockholder Warrants are not exercised, in full, prior to their expiration, the sale by the Company to Mellon HBV Alternative Strategies LLC and certain of its affiliated funds and managed accounts (collectively, the “Standby Purchasers”) of all shares of Common Stock not sold upon such exercise.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and related prospectus, such corporate records, agreements, documents and instruments, and such certificates or comparable documents of public officials and governmental authorities and of officers and representatives of the Company, court orders of the United States Bankruptcy Courts, the Third Amended Joint Plan of Reorganization, as confirmed on March 18, 2004 by the United Sates Bankruptcy Court and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinions hereafter set forth that have not independently been established by us, we have relied upon certifications or comparable documents of officers and representatives of the Company.

Based on the foregoing and subject to the assumptions stated herein, we are of the opinion that:

1.    The Stockholder Warrants are in the form contemplated by the Warrant Agent Agreement, dated June 1, 2004, by and between the American Stock Transfer and Trust Company and the Company (the “Warrant Agent Agreement”) and, when issued and delivered by the Company in accordance with the terms of the Warrant Agent Agreement, will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

2.    The shares of Common Stock (i) issuable upon the exercise of the Stockholders Warrants or (ii) sold by the Company to the Standby Purchasers have been duly authorized and, when issued and paid for pursuant to and in accordance with the terms of the Warrant Agent Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the States of New York and Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

Very truly yours,

/S/    GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP

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